Exhibit 10.26

[***] — Certain information in this exhibit have been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

SECOND AMENDMENT

TO

AMENDED AND RESTATED

BOVINE VACCINE DISTRIBUTION AGREEMENT

This Second Amendment (“Second Amendment”) is entered into as of the 10th day of December, 2004 (“Effective Date”) by and between DIAMOND ANIMAL HEALTH, INC., an Iowa corporation with offices at 2538 Southeast 43rd Street, Des Moines, Iowa 50317 (“Diamond”) and AGRI LABORATORIES, LTD., a Delaware corporation, with offices at 20927 State Route K, St. Joseph, Missouri 64505 (“Distributor”) as an amendment to that certain Amended and Restated Bovine Vaccine Distribution Agreement dated as of September 30, 2002 between Diamond and Distributor (the “Original Agreement”), as amended by that certain First Amendment dated as of September 20, 2004 (the “First Amendment”) (together, the “Agreement”).

WHEREAS, Diamond and Distributor are parties to the Agreement providing for the distribution of certain bovine antigens; and

WHEREAS, Distributor made the 2004 Prepayment of [***] pursuant to Section 3.04(ii) of the Agreement in April 2004 and subsequently, pursuant to the First Amendment, Distributor made an additional [***] prepayment to Diamond toward the purchase of Products and/or Initial Products for Contract Year 2005 (collectively, the “[***] Prepayment”); and

WHEREAS, Distributor and Diamond are parties to a Research, Development and License Agreement dated as of September 20, 2004 (the “[***] R & D Agreement”), providing for the development [***] (the “[***] Products”); and

WHEREAS, Distributor and Diamond are parties to a Research, Development and License Agreement dated as of the date hereof (the “[***] R&D Agreement”), providing for the development [***] (the “[***] Product”); and

WHEREAS, Distributor and Diamond desire to amend the Agreement on the terms and conditions of this Second Amendment.

NOW, THEREFORE, the parties agree as follows:

1.       Definitions.  Capitalized terms used herein shall have the meanings ascribed to them in the Agreement, unless otherwise defined herein.

2.       Amendment Fee.

(i) The [***] Prepayment shall be retained by Diamond as a non-refundable fee paid by Distributor to Diamond for this Second Amendment (the “Amendment Fee”).  No portion of the [***] Prepayment shall be credited toward Distributor’s obligations to purchase

[***] — Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

and pay for Products.  Each of (i) the last two (2) sentences of Section 3.04(ii) of the Original Agreement and (ii) Section 2 of the First Amendment is hereby deleted in its entirety and shall have no further force or effect.

(ii) If at any time prior to the end of Contract Year 2009, Diamond’s manufacturing facility is shut down and Diamond is unable to supply Products to Distributor as a result of a regulatory order or force majeure event (as defined in Section 8 of the Agreement) (a “Shut Down Event”), for a period of greater than four (4) consecutive calendar months (the last day of such four (4) month period, the “Trigger Date”), Diamond shall reimburse to Distributor a portion of the Amendment Fee as follows:  [***] for every month prior to January 2010 in which a Shut Down Event continues, including [***] for each of the four (4) months beginning on the commencement of the Shut Down Event and ending upon the Trigger Date (the “Shut Down Payment”).  Any such Shut Down Payment shall be made in monthly installments of [***], beginning on the Trigger Date, and continuing on the first day of each calendar month thereafter until the Shut Down Payment is paid in full.

3.       Amendment of Loan.  Pursuant to Section 3.06 of the Agreement, Diamond delivered to Distributor the New Note to evidence the Loan.  Upon execution and delivery of this Second Amendment, the parties shall cancel the New Note and execute and deliver a substitute Note in the form attached hereto as Exhibit A.

4.       Exclusivity.

(i) The first sentence of Section 1.02 of the Agreement is hereby deleted in its entirety and replaced with the following sentences:

Distributor’s distribution rights under the Agreement shall be exclusive worldwide for all products identified on Exhibit A attached to the Agreement  and Additional Products added pursuant to Section 2 through Contract Year 2009, except as set forth in this paragraph, and unless earlier terminated in accordance with the provisions of the Agreement.  Distributor’s distribution rights under the Agreement shall be nonexclusive during the remaining term of the Agreement following Contract Year 2009, unless Distributor is granted additional exclusivity rights in accordance with Section 11 of the Second Amendment.

Except for the first sentence of Section 1.02 of the Agreement, the remaining provisions of Section 1.02 of the Agreement shall remain in full force and effect.

(ii) Section 3 of the First Amendment is hereby deleted in its entirety and shall have no further force or effect.

5.       Territory.  Section 1.03 of the Agreement is hereby deleted in its entirety and replaced with the following paragraph:

Subject to the terms and conditions of this Agreement, Distributor is authorized to sell, have sold and otherwise distribute Products and Additional Products

[***] — Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

added pursuant to Section 2 (hereafter collectively referred to as (“All Products”) in the following territories:  (i) worldwide through June 30, 2005, limited only as provided in Section 1.02, and (ii) only in the United States, Africa, China, Mexico and Taiwan through December 15, 2009, limited only as provided in Section 1.02; provided, that notwithstanding any provision of this Agreement to the contrary, Distributor shall have no distribution rights in Canada after December 15, 2009.

6.       Minimums.

(i)            The table set forth in Section 1.04(ii)(A)(1) of the Agreement is hereby deleted in its entirety and replaced with the following table:

Contract Year Ending December 15,	Minimum Qualified Revenue

2004	[***]
2005	[***]
2006	[***]
2007	[***]
2008	[***]

(ii)           The table set forth in Section 1.04(ii)(A)(2) of the Agreement is hereby deleted in its entirety and replaced with the table set forth in Section 6(i) of this Second Amendment.

(iii)          The table set forth in Section 1.04(ii)(B) of the Agreement is hereby deleted in its entirety and replaced with the following table:

Contract Year Ending December 15,	Minimum Initial Product Revenue

2004	[***]
2005	[***]
2006	[***]
2007	[***]
2008	[***]

(iv)          In Contract Year 2006 and subsequent Contract Years, if a License has not issued for [***] Products on or before June 30 in any such Contract Year, the Minimum Qualified Revenue and Minimum Initial Product Revenue set forth in each table in paragraphs (i) through (iii) above shall be reduced by [***] for such Contract Year, in addition to any adjustment required under Section 6(v) below.

(v)           In Contract Year 2006 and subsequent Contract Years, if a License has been  issued for [***] Product on or before June 30 in any such Contract Year, the Minimum Qualified Revenue and Minimum Initial Product Revenue set forth in each table in paragraphs (i)

[***] — Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

through (iii) above shall be increased by [***] for such Contract Year, in addition to any adjustment required under Section 6(iv) above.

(vi)          Distributor shall use its best efforts to maximize sales of Products during the term of the Agreement, in excess of the Minimum Qualified Revenue.

7.       Additional Prepayments; Take-or-Pay Obligations.  The Agreement is hereby amended to add the following new Section 3.04(iii):

3.04(iii) (A)            For purposes of the Agreement, “Contract Quarter” shall mean the quarterly periods during each Contract Year beginning on December 16, March 16, June 16, and September 16.  For purposes of this Agreement, Qualified Revenue for any Contract Year or Contract Quarter includes the Purchase Price of Products ordered by Distributor for delivery in such Contract Year or Contract Quarter, even if Diamond is unable to make timely delivery in such Contract Year or Contract Quarter.

(B)           On or before the first day of each Contract Quarter in Contracts Years 2005 through 2009, inclusive, Distributor shall pay to Diamond an amount equal to [***], which amount shall be credited, effective upon issuance of Diamond invoices, against the invoice prices for Products to be shipped in such Contract Year (each, a “Minimum Prepayment”). Distributor shall not be required to make a Minimum Prepayment during a Shut Down Event.

(C)           If Qualified Revenues are less than [***] in Contract Year 2005, then Distributor shall pay an amount equal to such shortfall to Diamond; provided, that Distributor shall not be obligated to make such payment if a Shut Down Event occurs during Contract Year 2005.

(D)          If Qualified Revenues are less than [***] in any Contract Quarter during Contract Years 2006 through 2009, inclusive, then Distributor shall pay to Diamond an amount equal to such shortfall; provided, that Distributor shall not be obligated to make such payment for any Contract Quarter in which a Shut Down Event occurs or continues.

(E)           Diamond shall be entitled to retain any portion of the Minimum Prepayments not credited to actual purchases of Products to satisfy Distributor’s take-or-pay obligations in the preceding paragraphs (C) and (D).  Distributor’s obligation to make the take-or-pay payments pursuant to paragraphs (C) and (D) above shall be absolute, regardless of whether or not Distributor elects to make an Additional Payment or Additional Initial Product Payment to maintain its exclusivity under the Agreement and regardless of whether Distributor’s exclusivity under the Agreement shall have terminated for any other reason.

8.       Price Adjustment [***].  Notwithstanding any provision of the Agreement (and its Exhibits) to the contrary, the price for [***] shall be increased as set forth on

[***] — Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit B attached hereto, effective upon execution and delivery of this Second Amendment; provided, that the effective date of such price increase for [***] to be distributed in Africa shall be September 1, 2005.

9.       Returns.  Section 5.05 of the Agreement is hereby deleted in its entirety and shall be of no further force and effect, effective as of December 16, 2004; provided, that Distributor may return Products shipped during Contract Year 2004 in accordance with such Section 5.05 on or before December 15, 2004.

10.     Special Termination Right.  Section 6.04 of the Agreement is hereby redesignated as Section 6.05 and the following new Section 6.04 is hereby added to the Agreement:

6.04        Special Termination Right.  Diamond shall have the right, but not the obligation, to terminate this Agreement, effective as of December 15, 2010, upon at least 270 days prior written notice to Distributor; provided, that all of the following conditions have been met:

(i)            a License has issued prior to the beginning of Contract Year 2008 with respect to monovalent and combination [***] Products;

(ii)           a License has issued prior to the beginning of Contract Year 2008 with respect to a [***] Product;

(iii)          a License has issued prior to the beginning of Contract Year 2008 with respect to [***];

(iv)          Distributor has maintained its exclusive distribution rights in accordance with the terms of the Agreement for both Contract Years 2008 and 2009; and

(v)           Distributor’s aggregate, cumulative Qualified Revenue for Contract Years 2004 through 2009, inclusive, is less than [***].

11.     The Agreement is hereby amended to add the following new Section 3.07 (see Examples 1 and 2 of Exhibit C):

3.07         [***] Compensation.  If a License is not issued for [***] on or before January 31, 2006, Diamond shall elect (the “[***] Election”) to take one of the following actions for the benefit of Distributor, such election to be made at Diamond’s sole discretion:  (i) pay to Distributor monthly installments of [***] for each full or partial month after January 2006 in which a License has not issued, not to exceed 30 months (“[***] Installments”), or alternatively, (ii) grant to Distributor one additional month of exclusive distribution rights under this Agreement for each month after January 2006 in which a License has not issued, not to exceed 30 months (“[***] Extension”).  Diamond

[***] — Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

shall make the [***] Election, if required, on or before the later of (x) 90 days after such License has issued or (y) July 31, 2007; provided, that if such License is not issued on or before July 31, 2007, the [***] Election shall be made on July 31, 2007.  If Diamond elects to make the [***] Installments, the first such [***] installment shall be made on the first day of the month after Diamond makes the [***] Election and shall continue on the first day of each succeeding month until the number of installments payable under (i) above has been made.  If Diamond elects to grant the [***] Extension, such additional months of exclusive rights shall begin on December 16, 2009 or, such earlier date, if any, on which Distributor’s exclusivity rights would otherwise terminate under the terms and conditions of this Agreement.  No Minimum Qualified Revenue requirement shall apply during the period of any [***] Extension.

12.     Reimbursement under [***] R&D Agreement.  For the purposes of Section 12(a) and (b), “[***] Spending” shall mean, as of a particular date, the lesser of (i) the [***] Expenditures (as defined in the [***] R&D Agreement) incurred as of such date, times [***] or (ii) [***].

(a)           If a License has not issued for one or more of the [***] Products on or before June 15, 2008, Diamond shall pay to Distributor, in eighteen (18) equal and consecutive monthly installments beginning July 15, 2008 and ending December 15, 2009, an amount equal to one-half (1/2) of the [***] Spending as of June 15, 2008 (the “Interim Reimbursement”).

(b)           If a License has not issued for one or more of the [***] Products on or before December 15, 2009, Diamond shall pay to Distributor no later than January 1, 2010, an amount equal to one-half (1/2) of the [***] Spending as of December 15, 2009 less the Interim Reimbursement (the “Final Payment”) (see Example 3 of Exhibit C).

13.     Confidentiality of Agreement.  Notwithstanding any provision of the Agreement to the contrary, this Second Amendment shall be publicly available information for SEC filing, press release and other discussion purposes; provided, that the highlighted items set forth in Exhibit D attached hereto shall be redacted from any initial SEC filings and shall be deemed Confidential Information under Section 13.05 of the Agreement.  The parties also agree to a press release to announce this Second Amendment, attached hereto as Exhibit E.

14.     Effect of Amendment.  This Second Amendment is hereby incorporated by reference into the Agreement as if fully set forth therein, the Agreement as amended by this Second Amendment shall continue in full force and effect following execution and delivery hereof, and references to the term “Agreement” shall include this Second Amendment.  In the event of any conflict between the terms and conditions of the Original Agreement or First Amendment and this Second Amendment, the terms and conditions of this Second Amendment shall control.

IN WITNESS WHEREOF, the parties have caused this Second Amendment be executed by their duly authorized representatives as of the date first written above.

DIAMOND ANIMAL HEALTH, INC.

By:	/s/	Jason Napolitano
JASON NAPOLITANO
Its:		Chief Financial Officer

AGRI LABORATORIES, LTD.

By:	/s/	Steve Schram
STEVE SCHRAM
Its:		President/CEO

EXHIBIT A

AMENDED AND RESTATED

PROMISSORY NOTE

$500,000.00	as of April 15, 2002
Des Moines, Iowa

FOR VALUE RECEIVED, the undersigned DIAMOND ANIMAL HEALTH, INC., an Iowa corporation (“Maker”), promises to pay to AGRI LABORATORIES, LTD., a Delaware corporation (“Holder”), or order, at such place as the Holder of this Note shall designate in writing, the sum of Five Hundred Thousand Dollars ($500,000.00) in lawful money of the United States of America.  Beginning from the date hereof interest shall accrue until the effective date of that certain Second Amendment to the Distribution Agreement (defined below) on the outstanding principal balance at the “prime rate” plus one-quarter percent (1/4%) per annum and thereafter, at the “prime rate” plus one percent (1%) per annum.  Accrued interest shall be paid quarterly on each quarterly anniversary of the date of this Note, and shall accrue based upon a thirty-day month and a 360-day year.  Principal under this Note shall be paid in one annual installment on May 31, 2006.

All principal and any accrued but unpaid interest shall be due and payable on the maturity date of this Note.

Notwithstanding any provision of this Note to the contrary, all principal and unpaid accrued interest shall be due and payable on the ninetieth (90th) day following the date that either (i) Holder’s exclusivity rights under that certain Amended and Restated Bovine Vaccine Distribution Agreement dated as of September 30, 2002, as amended (the “Distribution Agreement”) are terminated due to Distributor’s nonpayment of any Additional Payment under the Distribution Agreement or (ii) in the event of a merger, sale or fifty percent (50%) change in ownership of Maker.

The “prime rate” shall be the annual rate of interest announced from time to time by Wells Fargo Business Credit, Inc. (“Wells Fargo”) as its prime rate.  The interest accruing on the principal balance of this Note shall fluctuate from time to time concurrently with changes in the prime rate, effective as of the date any change in the prime rate is publicly announced.  If Wells Fargo ceases to announce the prime rate, the prime rate as published in the Wall Street Journal in its “Money Rates” section or a similar financial publication shall be used, as reasonably determined by Maker.

Maker shall have the right at any time or from time to time to prepay all or a portion of the principal or interest without premium or penalty, and such prepayments shall be applied first to accrued interest and then to principal.

If default be made in the payment of any of the installments of principal, interest, or other amounts when due under this Note, the entire principal sum and accrued interest and all other amounts due hereunder shall become due at the option of Holder if not paid within ten (10) days of written notice to Maker.

In the event garnishment, attachment, levy or execution is issued against any substantial or material portion of the property or assets of Maker, or any of them if more than one, or upon the happening of any event which constitutes a default pursuant to the terms of any agreement or other instrument entered into or given in connection herewith, or upon the adjudication of Maker, or any of them if more than one, a bankrupt, such event shall be deemed a default hereunder and Holder may declare this Note immediately due and payable without notice to Maker or exercise any of its remedies hereunder or at law or equity.  Should suit be brought to recover on this Note, or should the same be placed in the hands of an attorney for collection, Maker promises to pay all reasonable attorneys’ fees and

1

costs incurred in connection therewith.

Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default, or in the event of continuance of any existing default.

Maker waives demand, diligence, presentment for payment, protest and notice of demand, protest, nonpayment and exercise of any option hereunder.  Maker agrees that the granting without notice of any extension or extensions of time for payment of any sum or sums due hereunder, or for the performance of any covenant, condition or agreement hereof shall in no way release or discharge the liability of Maker hereof.

This Note shall be governed by the laws of the State of Iowa.

Time is of the essence of this Note and each and every term and provision hereof.

This Note is secured by that certain Security Agreement, dated as of even date herewith, by and between Maker and Holder.  Debtor and its affiliates are parties to that certain Second Amended and Restated Credit and Security Agreement by and between Debtor and Wells Fargo Business Credit, Inc., fka Norwest Business Credit, Inc., a Minnesota corporation (“Wells Fargo”), originally dated June 4, 2000, as amended, that certain Loan Agreement dated as of April 4, 1994 and related Promissory Note between the City of Des Moines, Iowa and Debtor, as amended, and that certain CEBA Loan Agreement dated January 20, 1994 and related Promissory Notes between Iowa Department of Economic Development and Debtor, as amended (collectively, the “Senior Loan Agreements” and the lender parties thereto collectively, the “Senior Lenders”).  This Note and Maker’s obligations hereunder shall be junior and subordinated to all any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) (“Indebtedness”) at any time owing by Debtor to the Senior Lenders, their successors and assigns under the Senior Loan Agreements or otherwise, and the extension, renewal or refinancing (including without limitation any additional advances made in connection therewith) of all or any portion of such Indebtedness by any of the Senior Lenders or any successor lender and any and all security interests securing any portion of such Indebtedness and additional advances from time to time (such Indebtedness, additional advances and security interests, the “Senior Indebtedness”).  Holder hereby agrees to take such actions, and to execute and deliver such documents and instruments, as shall be requested from time to time by any holder of Senior Indebtedness to confirm and further implement such subordination.  In addition, this Note is subject to the terms and conditions of that certain Subordination Agreement dated as of even date herewith by and among Maker, Holder and Wells Fargo.

This Note replaces that certain Amended and Restated Promissory Note dated as of April 15, 2004 given by Maker to Holder.

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS NOTE.

DIAMOND ANIMAL HEALTH, INC., an Iowa corporation, Maker

By	/s/ Jason Napolitano
JASON NAPOLITANO
Its:	Chief Financial Officer

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THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY AGRI LABORATORIES, LTD. IN FAVOR OF WELLS FARGO BUSINESS CREDIT, INC. DATED AS OF APRIL 15, 2002.

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[***] — Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

Pricing for Products

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***] — Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

Calculation Examples

Example 1 - Assume (i) a License for [***] Products is never obtained, (ii) Diamond elects, on July 31, 2007, to extend Distributor’s exclusivity rights and (iii) Distributor’s exclusivity rights are set to expire after December 15, 2009.  In this example, Distributor would maintain an additional 30 months of exclusivity, or until June 15, 2011.  Alternatively, if Diamond elects, on July 31, 2007, to make cash payments to Distributor, Diamond would make 30 consecutive monthly payments of [***] beginning on August 1, 2007 which would total [***].

Example 2 - Assume (i) a License for [***] Products is obtained on June 15, 2007, (ii) Diamond elects, on September 13, 2007, to extend Distributor’s exclusivity rights and (iii) Distributor’s exclusivity rights are set to expire after December 15, 2009.  In this example, Distributor would maintain an additional 17 months of exclusivity, or until May 15, 2011.  Alternatively, if Diamond elects, on September 13, 2007, to make cash payments to Distributor, Diamond would make 17 consecutive monthly payments of [***] beginning on October 1, 2007 which would total [***].

Example 3 -  At June 15, 2008, [***] Spending is [***], and at December 15, 2009, [***] Spending is [***].  A License for the [***] Product has not been obtained by December 15, 2009.  This is covered under Section 12(a) and (b).  As a License for the [***] Product has not been obtained as of June 15, 2008, Diamond would begin to make Interim Reimbursement payments equal to [***] per month beginning on July 15, 2008 and ending on December 15, 2009 for a total of [***], such monthly payments calculated as one half of [***] Interim [***] Spending divided by 18.  On January 1, 2010, Diamond would make the Final Payment to Distributor of [***], calculated as one half of [***] less the total amount of the Interim Reimbursement ([***]).  In this example, Distributor collects [***] ([***] + [***]) or half of its original investment in the failed research project.

EXHIBIT D

Redacted Form of Second Amendment

EXHIBIT E

Press Release Logo of Heska Corporation

FOR IMMEDIATE RELEASE

At Heska Corporation:

Jason Napolitano, Executive Vice President & CFO

(970) 493-7272, Ext. 4105

Heska Corporation Announces Amended Agreement with AgriLabs

FORT COLLINS, CO, December 13, 2004— Heska Corporation (NASDAQ:HSKA) today announced that an amendment to the current distribution agreement with Agri Laboratories, Ltd., or AgriLabs, has been signed.  Under the amendment, currently outstanding prepayments from AgriLabs will be considered an upfront fee and the pricing on certain products has been increased.  AgriLabs’ minimums to maintain exclusivity on certain bovine vaccines have been significantly reduced and no longer increase annually, although the minimums are subject to adjustment in certain circumstances.

Under the amendment, AgriLabs will continue to enjoy access to these bovine vaccines in the United States, Africa, China, Mexico and Taiwan to December 2013.  Subject to minimum purchase requirements, AgriLabs’ rights in these regions will be exclusive at least to December 2009 and could remain exclusive up to December 2013 based on other contractual arrangements.  Heska will be free to sell these bovine vaccines to any party of its choosing in other regions of the world.  AgriLabs will also maintain non-exclusive rights to these bovine vaccines in Canada to December 2009.

In addition, two separate research and development agreements have been signed with AgriLabs.  These agreements specified risk sharing provisions where AgriLabs has agreed to fund the initial research and development expenditures, but will be entitled to certain additional product rights and/or reimbursement of expenditures under certain circumstances.  The research and development programs are intended to enhance the quality of the current line of bovine vaccines.

“We are pleased we have found a mutually agreeable solution to this matter,” said Robert Grieve, Heska’s Chairman and CEO.  “AgriLabs has been an excellent customer of ours in the past and we are happy we will continue to benefit from their livestock market expertise in the future.”

“We have long been impressed with these vaccines, which we sell under our label and tradenames Titanium® and MasterGuard®”, said Steve Schram, AgriLabs’ President and CEO.  “We are hopeful that the research and development agreements we have signed will allow us to maintain the leadership position we have established in the marketplace with these vaccines.”

About Heska

Heska Corporation (NASDAQ: HSKA) sells advanced veterinary diagnostic and other specialty veterinary products.  Heska’s state-of-the-art offerings to its customers include diagnostic and monitoring instruments and supplies as well as single use, point-of-care tests, vaccines and pharmaceuticals.  The company’s core focus is on the canine and feline markets where it strives to develop high value products for unmet needs in veterinary medicine.  For further information on Heska and its products, visit the company’s website at www.heska.com.

About AgriLabs

AgriLabs, Ltd. is the largest private label marketer of veterinary vaccines and pharmaceuticals in the United States.  AgriLabs is proficient in sales, marketing and technology transfer of current and future compounds or antigens for both food and companion animal markets.  The AgriLabs distribution network of distributor owners is the largest in the United States and has the ability to efficiently reach the livestock and consumer marketplace through various veterinary, direct and retail channels.  For additional information on AgriLabs and its products or distributors, visit the company website at www.agrilabs.com.

Forward-Looking Statements

This announcement contains express or implied forward-looking information about Heska’s products, business relationships and research and development activities.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Heska’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Heska’s achievement of these results may be affected by many factors, including among others, the following: uncertainties relating to reliance on the sales and marketing efforts of a third party, over which Heska has no direct control; competition; uncertainties regarding the outcome of research and development projects currently contemplated; delays in or failure to achieve market acceptance of any products resulting from such research and development activities; the failure of third party distribution network members who have purchased large quantities of Heska’s  products in the past to continue to do so in the future; uncertainties related to Heska’s ability to obtain and maintain costly regulatory approvals for its products; uncertainties related to Heska’s ability to successfully market and sell its current and any future products, including in nations where such products are not currently sold; reliance on key personnel; and the risks set forth in Heska’s filings and future filings with the Securities and Exchange Commission, including those set forth in Heska’s Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

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